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Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        On February 26, 2015, BGC Partners, Inc. (the "Company," "we," "us" "BGC" or "BGC Partners") completed its tender offer to acquire shares of common stock of GFI Group Inc. ("GFI"). The acquired 54.3 million GFI shares, together with the approximately 17.1 million GFI shares then already owned by BGC Partners, represented approximately 56 percent of the then outstanding shares of GFI. As part of the tender offer agreement ("tender offer") with GFI, BGC Partners became entitled to designate six out of eight directors of the GFI Board of Directors. These designees were appointed to the GFI Board effective February 26, 2015.

        On April 28, 2015, a subsidiary of BGC Partners purchased from GFI approximately 43.0 million newly issued shares of GFI's common stock (the "New Shares") at that date's closing price of $5.81 per share for an aggregate purchase price of $250 million. The purchase price was paid to GFI in the form of a note due on June 19, 2018 that bears an interest rate of LIBOR plus 200 basis points. The New Shares and the note will eliminate in consolidation. Following the issuance of the New Shares, BGC Partners owns approximately 67.0 percent of GFI's outstanding common stock, which now gives BGC Partners control over the timing and process for the completion of the Back-End Merger pursuant to the tender offer.

        The following unaudited pro forma condensed combined financial information presents the combined historical consolidated statement of financial condition as of December 31, 2014 and consolidated statement of operations for the year ended December 31, 2014 of BGC Partners, and the historical consolidated statement of financial condition as of December 31, 2014 and consolidated statement of operations for the year ended December 31, 2014 of GFI, to reflect the probable acquisition of 100 percent of GFI by BGC Partners. The unaudited pro forma condensed combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC") and has been prepared subject to the assumptions and adjustments as described in the notes thereto. Specifically, the unaudited pro forma condensed combined financial information set forth below gives effect to the following transactions:

  •
  The acquisition by BGC Partners of approximately 56 percent of the then outstanding shares of common stock of GFI for an aggregate consideration of approximately $435.2 million, which includes payment of cash of $331.1 million for approximately 54.3 million shares tendered and shares previously purchased with a fair value, at the date of acquisition, of $104.1million.

  •
  The purchase of approximately 43.0 million New Shares at the price of $5.81 per share for an aggregate purchase price of $250 million by a subsidiary of BGC Partners on April 28, 2015, increasing BGC Partners' ownership in GFI to approximately 67.0 percent. The purchase price was paid to GFI in the form of a note due on June 19, 2018 that bears an interest rate of LIBOR plus 200 basis points. The New Shares and the note will eliminate in consolidation.

  •
  The probable purchase of the remaining noncontrolling interest, 33.0 percent, in GFI by BGC Partners, as we now control the timing and process for the completion of the Back-End Merger. It is assumed that BGC Partners will acquire the remaining 56.4 million shares of GFI common stock for a combination of 24.5 million shares of BGC Class A common stock and $112.9 million cash, pursuant to the tender offer.

        The following unaudited pro forma condensed combined statement of financial condition as of December 31, 2014 gives effect to the BGC Partners' probable acquisition of 100 percent of the outstanding shares of GFI as if it had occurred on December 31, 2014, and the following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 gives effect to the probable acquisition of 100 percent of the outstanding shares of GFI as if it had occurred as of January 1, 2014, subject to the assumptions and adjustments as described in the accompanying notes.

        The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial condition or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor is it indicative of the future financial condition or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the acquisition. In addition, the unaudited pro forma condensed combined financial information does not include any adjustments in respect of certain expenses recorded in the GFI financial statements that were related to non-recurring events (for example, a $121 million charge related to the impairment of goodwill) and does not include any adjustments in respect of any potential future sales of GFI assets.

        The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of GFI, including the notes thereto, as of and for the three years ended December 31, 2014, which are filed as Exhibit 99.1 to this Current Report on Form 8-K/A of BGC Partners, as well as in conjunction with BGC Partners' historical consolidated financial statements, including the notes thereto, as of and for the three years ended December 31, 2014, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2014, and the "Risk Factors" sections of the Company's and GFI's latest Annual Reports on Form 10-K.

        The Company has made a preliminary estimated allocation of the purchase consideration transferred and the assets acquired and liabilities assumed as of the acquisition date. The Company expects to finalize its analysis of the assets acquired and liabilities assumed within the first year of the acquisition, and therefore adjustments to assets and liabilities may occur. Accordingly, the pro forma adjustments related to the estimated allocation of purchase consideration transferred are preliminary and have been presented solely for the purpose of providing unaudited pro forma condensed combined financial information in this Current Report on Form 8-K/A.

PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION

As of December 31, 2014

(in thousands)

(unaudited)

	BGC Partners, Inc. (Historical)	GFI Group Inc. (Adjusted Historical) (See Note 2)	Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$648,277	$183,432	$(444,011	)(a)	$387,698
Cash segregated under regulatory requirements	12,144	163	—		12,307
Securities owned	32,508	120	—		32,628
Securities borrowed	62,736	—	—		62,736
Marketable securities	144,719	112	(93,061	)(b)	51,770
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	640,761	511,233	—		1,151,994
Accrued commissions receivable, net	292,050	82,980	—		375,030
Loans, forgivable loans and other receivables from employees and partners, net	130,775	15,072	—		145,847
Fixed assets, net	112,020	59,333	—		171,353
Investments	17,392	14,872	—		32,264
Goodwill	392,570	134,542	351,596	(c)	878,708
Other intangible assets, net	27,980	30,905	250,835	(d)	309,720
Receivables from related parties	8,864	—			8,864
Other assets	228,331	130,439	20,421	(e)	379,191
Assets held for sale	—	193,701	—		193,701

Total assets	$2,751,127	$1,356,904	$85,780		$4,193,811

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$—	$10,000	$—		$10,000
Accrued compensation	231,679	88,590	41,173	(f)	361,442
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	646,169	464,630	—		1,110,799
Payables to related parties	23,326	—	—		23,326
Accounts payable, accrued and other liabilities	501,830	100,674	70,905	(g)	673,409
Notes payable and collateralized borrowings	556,700	234,962	37,606	(h)	829,268
Notes payable to related parties	150,000	—	—		150,000
Liabilities held for sale	—	161,914	—		161,914

Total liabilities	2,109,704	1,060,770	149,684		3,320,158
Redeemable partnership interest	59,501	—	—		59,501
Equity
Stockholders' equity:
Class A common stock, par value $0.01 per share	2,202	1,442	(1,197	)(i)(j)	2,447
Class B common stock, par value $0.01 per share	348	—	—		348
Additional paid-in capital	817,158	399,774	(168,698	)(i)(j)	1,048,234
Contingent Class A common stock	47,383	—	—		47,383
Treasury stock	(200,958)	(73,445)	73,445	(i)	(200,958)
Retained earnings (deficit)	(268,920)	(31,050)	47,994	(i)(k)(g)	(251,976)
Accumulated other comprehensive income (loss)	4,303	(2,493)	(15,448	)(i)(k)	(13,638)

Total stockholders' equity	401,516	294,228	(63,904)		631,840
Noncontrolling interest in subsidiaries	180,406	1,906	—		182,312

Total equity	581,922	296,134	(63,904)		814,152

Total liabilities, redeemable partnership interest, and equity	$2,751,127	$1,356,904	$85,780		$4,193,811

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2014

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. (Historical)	GFI Group Inc. (Adjusted Historical) (See Note 2)	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Commissions	$1,307,912	$454,604	$—		$1,762,516
Principal transactions	253,951	180,330	—		434,281
Real estate management services	163,227	—	—		163,227
Fees from related parties	28,379	—	—		28,379
Market data and software solutions	9,477	102,998	—		112,475
Interest income	7,312	2,838	—		10,150
Other revenues	17,232	132,569	—		149,801

Total revenues	1,787,490	873,339	—		2,660,829
Expenses:
Compensation and employee benefits	1,121,075	511,532	12,534	(l)	1,645,141
Allocations of net income and grant of exchangeability to limited partnership units and FPUs	136,633	—	(8,805	)(m)	127,828

Total compensation and employee benefits	1,257,708	511,532	3,729		1,772,969
Occupancy and equipment	147,435	65,203	(907	)(n)	211,731
Fees to related parties	12,137	—	—		12,137
Professional and consulting fees	51,823	41,904	—		93,727
Communications	82,493	52,822	—		135,315
Selling and promotion	71,737	31,652	—		103,389
Commissions and floor brokerage	19,349	127,775	—		147,124
Interest expense	37,945	33,119	(1,848	)(o)	69,216
Impairment of goodwill and long-lived assets	—	125,680			125,680
Other expenses	154,199	28,021	11,122	(p)	193,342

Total expenses	1,834,826	1,017,708	12,096		2,864,630
Other income (losses), net:
Gain (loss) on divestiture and sale of investments	—	(58)	—		(58)
Gains (losses) on equity method investments	(8,621)	7,611	—		(1,010)
Other income	52,769	—	—		52,769

Total other income (losses), net	44,148	7,553	—		51,701

Income (loss) from operations before income taxes	(3,188)	(136,816)	(12,096)		(152,100)
Provision (benefit) for income taxes	651	(29,963)	4,410	(q)	(24,902)

Consolidated net income (loss)	$(3,839)	$(106,853)	$(16,506)		$(127,198)

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	(7,974)	1,190	(33,081	)(m)	(39,865)

Net income (loss) available to common stockholders	$4,135	$(108,043)	$16,575		$(87,333)

Per share data:
Basic earnings per share:
Net income (loss) available to common stockholders	$4,135	$(108,043)	$16,575		$(87,333)

Basic earnings (loss) per share	$0.02	$(0.87)	N/A		$(0.36)

Basic weighted-average shares of common stock outstanding	220,697	124,755	(100,303	)(r)	245,149

Fully diluted earnings per share:
Net income (loss) for fully diluted shares	$5,692	$(108,043)	$15,018		$(87,333)

Fully diluted earnings (loss) per share	$0.02	$(0.87)	N/A		$(0.36)

Fully diluted weighted-average shares of common stock outstanding	328,455	124,755	(208,061	)(s)	245,149

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Basis of Presentation

        BGC Partners, Inc.'s (the "Company," "we," "us," "BGC," or "BGC Partners") unaudited pro forma condensed combined financial information has been compiled from underlying financial statements prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC") and in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and reflect BGC Partners' probable acquisition of 100 percent of the outstanding shares of GFI Group Inc. ("GFI").

        The unaudited pro forma condensed combined financial information should be read in conjunction with the underlying historical financial statements from which they were compiled:

  •
  The audited consolidated financial statements of BGC Partners as of and for the year ended December 31, 2014; and

  •
  The audited consolidated financial statements of GFI as of and for the year ended December 31, 2014.

        The unaudited pro forma condensed combined statement of financial condition as of December 31, 2014 gives effect to BGC Partners' probable acquisition of 100 percent of the outstanding shares of GFI as if it had occurred on December 31, 2014, and the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014 gives effect to the probable acquisition as if it had occurred as of January 1, 2014, subject to the assumptions and adjustments as described in these notes.

        The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not necessarily indicative of the financial condition or results of operations that would have occurred if the acquisition had been consummated on the dates indicated, nor is it indicative of the future financial condition or results of operations of the combined company. The unaudited pro forma condensed combined financial information does not give effect to any potential cost savings or other operational efficiencies that could result from the acquisition. In addition, the unaudited pro forma condensed combined financial information does not include any adjustments in respect of certain expenses recorded in the GFI financial statements that were related to non-recurring events (for example, a $121 million charge related to the impairment of goodwill) and does not include any adjustments in respect of any potential future sales of GFI assets.

2. Reconciliation of Historical GFI Consolidated Statement of Financial Condition and Statement of Operations

        In order to report a pro forma representative of the combined companies BGC and GFI, the GFI historical consolidated statement of financial condition as of December 31, 2014 and its consolidated statement of operations for the year ended December 31, 2014 have been conformed to BGC's

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

2. Reconciliation of Historical GFI Consolidated Statement of Financial Condition and Statement of Operations (Continued)

standard reporting presentation. The table below is the reconciliation showing the reclassifications from GFI's historical reporting presentation to BGC's reporting presentation:

Reclassifications for GFI Consolidated Statement of Financial Condition as of December 31, 2014:

	GFI Group Inc. (Historical)	Reclassifications		GFI Group Inc. (Adjusted Historical)
Assets
Cash and cash equivalents	$183,432	$—		$183,432
Cash segregated under regulatory requirements	163	—		163
Securities owned	—	120	(1)	120
Marketable securities	—	112	(1)	112
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	507,601	3,632	(1)	511,233
Accrued commissions receivable, net	82,980	—		82,980
Loans, forgivable loans and other receivables from employees and partners, net	—	15,072	(1)	15,072
Fixed assets, net	55,897	3,436	(1)	59,333
Investments	—	14,872	(1)	14,872
Goodwill	134,542	—		134,542
Other intangible assets, net	30,905	—		30,905
Other assets	172,721	(42,282	)(1)(2)	130,439
Assets held for sale	193,701	—		193,701

Total assets	$1,361,942	$(5,038)		$1,356,904

Liabilities, Redeemable Partnership Interest, and Equity
Short-term borrowings	$10,000	$—		$10,000
Accrued compensation	88,590	—		88,590
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	463,243	1,387	(3)	464,630
Accounts payable, accrued and other liabilities	102,061	(1,387	)(3)	100,674
Notes payable and collateralized borrowings	240,000	(5,038	)(2)	234,962
Liabilities held for sale	161,914	—		161,914

Total liabilities	$1,065,808	$(5,038)		$1,060,770

Notes:

(1)
Reclassification of GFI's Securities owned, Marketable securities, Derivative receivables, Employee loans, Software assets, and Investments from Other assets to their respective BGC line items.

(2)
Offset of reclassification from Note 1 above, plus GFI Deferred financing costs reclassified to Notes payable and collateralized borrowings.

(3)
Reclassification of GFI Derivative payables from Accounts payable, accrued and other liabilities to Payables to broker-dealers, clearing organizations, customers and related broker-dealers.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

2. Reconciliation of Historical GFI Consolidated Statement of Financial Condition and Statement of Operations (Continued)

Reclassifications for GFI Consolidated Statement of Operations for the Year Ended December 31, 2014:

	GFI Group Inc. (Historical)	Reclassifications		GFI Group Inc. (Adjusted Historical)
Revenues:
Commissions	$454,604	$—		$454,604
Principal transactions	180,330	—		180,330
Clearing services revenues	115,498	(115,498	)(1)	—
Equity in net earnings of unconsolidated businesses	7,611	(7,611	)(2)	—
Market data and software solutions	102,998	—		102,998
Interest income	2,229	609	(1)	2,838
Other revenues	17,765	114,804	(1)	132,569

Total revenues	881,035	(7,696)		873,339
Transaction fees on clearing services	108,464	(108,464	)(3)	—
Transactions fees on brokerage services	19,311	(19,311	)(3)	—
Interest expense from clearing services	821	(821	)(4)	—

Total revenues, net of interest and transaction-based expenses	752,439	120,900		873,339
Expenses:
Compensation and employee benefits	511,532	—		511,532
Occupancy and equipment	31,299	33,904	(5)	65,203
Depreciation and amortization	34,334	(34,334	)(5)	—
Professional and consulting fees	41,904	—		41,904
Communications	52,822	—		52,822
Selling and promotion	31,265	387	(6)	31,652
Commissions and floor brokerage	—	127,775	(3)	127,775
Interest expense	32,298	821	(4)	33,119
Impairment of goodwill and long-lived assets	125,680	—		125,680
Other expenses	28,121	(100	)(1)(5)(6)	28,021

Total expenses	889,255	128,453		1,017,708
Other income (losses), net:
Gain (loss) on divestiture and sale of investments	—	(58	)(1)	(58)
Gains (losses) on equity method investments	—	7,611	(2)	7,611

Total other income (losses), net	—	7,553		7,553

Income (loss) from operations before income taxes	(136,816)	—		(136,816)
Provision (benefit) for income taxes	(29,963)	—		(29,963)

Consolidated net income (loss)	$(106,853)	$—		$(106,853)

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	1,190	—		1,190

Net income (loss) available to common stockholders	$(108,043)	$—		$(108,043)

Notes:

(1)
These reclassifications include the following:
  •
  GFI Clearing services revenues reclassified to Other revenues;
  •
  GFI Interest income of $0.6 million reclassified from Other revenues to Interest income;
  •
  GFI Revaluation gains and losses, net of $0.1 million reclassified from Other revenues to Other expenses; and
  •
  GFI loss on sale of investment of $0.06 million reclassified from Other revenues to Gain (loss) on divestiture and sale of investments.

(2)
Reclassification of GFI Equity in net earnings of unconsolidated businesses to Gains (losses) on equity method investments.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

2. Reconciliation of Historical GFI Consolidated Statement of Financial Condition and Statement of Operations (Continued)

(3)
Reclassification of GFI Transaction fees on clearing services and Transaction fees on brokerage services to Commissions and floor brokerage.

(4)
Reclassification of GFI Interest expense from clearing services to Interest Expense under Expenses.

(5)
These reclassifications include the following:
  •
  GFI Depreciation and amortization of $24.6 million related to fixed assets reclassified to Occupancy and equipment;
  •
  GFI Other expenses of $9.3 million related to Occupancy and equipment reclassified to this respective financial statement line item; and
  •
  GFI Depreciation and amortization of $9.7 million related to intangible assets reclassified to Other expenses.

(6)
Other expenses of $0.4 million related to Selling and promotion reclassified to this respective financial statement line item.

3. Preliminary Purchase Consideration Transferred and Related Allocation

        On February 26, 2015, BGC Partners successfully completed its tender offer to acquire 54,274,212 shares of GFI's common stock for $6.10 per share in cash, and paid the full amount on March 4, 2015. The tendered shares, together with the 17,075,464 GFI shares then already owned by BGC Partners, represented 56 percent of the then outstanding shares of GFI common stock. On April 28, 2015, a subsidiary of BGC Partners purchased from GFI approximately 43.0 million newly issued shares of GFI's common stock (the "New Shares") at that date's closing price of $5.81 per share for an aggregate purchase price of $250 million. The purchase price was paid to GFI in the form of a note due on June 19, 2018 that bears an interest rate of LIBOR plus 200 basis points. The New Shares and the note will eliminate in consolidation, and therefore are not included in the total purchase consideration below. Following the issuance of the New Shares, BGC Partners owns approximately 67.0 percent of GFI's outstanding common stock, which now gives BGC Partners the control over the timing and process for the completion of the Back-End Merger pursuant to the tender offer. This probable transaction is included in the total purchase consideration below on the basis that BGC Partners will acquire the remaining 56.4 million shares of GFI common stock for a combination of 24.5 million shares of BGC common stock and $112.9 million cash, pursuant to the tender offer.

        The following tables summarize the components of the preliminary purchase consideration transferred, the preliminary allocation of the assets acquired and liabilities assumed based on the fair values as of the assumed acquisition date of December 31, 2014, and the related estimated useful lives of the amortizable intangible assets acquired (in millions except share and per share amounts). The Company expects to finalize its analysis of the assets acquired and liabilities assumed within the first year of the acquisition, and therefore adjustments to assets and liabilities may occur. Accordingly, the pro forma adjustments related to the allocation of estimated purchase consideration transferred are preliminary.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

3. Preliminary Purchase Consideration Transferred and Related Allocation (Continued)

Calculation of purchase consideration transferred

Cash (72,788,765 shares at $6.10 per share)	$444.0
Fair value of shares already owned (17,075,464 shares at $6.10 per share)	104.2
BGC shares of Class A common stock (24,452,439 shares at $9.46 per share in exchange for 37,921,323 shares of GFI at $6.10 per share)	231.3

Total purchase consideration	$779.5

Preliminary allocation of the assets acquired and the liabilities assumed

		Preliminary estimated useful life
Cash and cash equivalents	$183.4
Receivables from broker-dealers, clearing organizations, customers and related-broker dealers	511.2
Accrued commissions receivable, net	83.0
Fixed assets, net	59.3
Other assets	181.3
Assets held for sale	193.7
Short-term borrowings	(10.0)
Accrued compensation	(129.8)
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	(464.6)
Accounts payable, accrued and other liabilities	(159.5)
Notes payable and collateralized borrowings	(272.6)
Liabilities held for sale	(161.9)
Pre-existing noncontrolling interest	(1.9)
Finite-lived intangible assets:
Non-compete agreement	15.5	4 years
Technology	38.1	7 years
Customer relationships	105.2	20 years
Acquired intangibles	6.7	3 years
Infinite-lived intangible assets:
Trade name	116.3
Goodwill	486.1

Total	$779.5

4. Pro Forma Adjustments

        The following notes related to the unaudited pro forma condensed combined statement of financial condition as of December 31, 2014:

  (a)
  Represents the cash consideration paid by BGC for 54,274,212 shares of GFI common stock at a price of $6.10 per share pursuant to the tender offer completed on February 26, 2015. In addition, it is assumed that, as part of the completion of the Back-End Merger, BGC will pay

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

4. Pro Forma Adjustments (Continued)

    the cash consideration of $112.9 million for 18,514,553 shares of GFI common stock at a price of $6.10 per share.

  (b)
  Represents the fair value of the 17,075,464 shares of GFI common stock owned by BGC prior to the tender offer, which were held as Marketable securities. The fair value of these shares as of December 31, 2014 was based on the year end GFI closing price of $5.45 per share.

  (c)
  Represents the adjustment necessary to record the total acquired GFI goodwill of $486.1 million as shown in "Note 3—Preliminary Purchase Consideration Transferred and Related Allocation" above. The goodwill is calculated as the aggregate of the total purchase price consideration less the fair value of the net assets acquired.

  (d)
  Represents the adjustment necessary to record the fair value of the intangible assets acquired in the probable acquisition of GFI, as show in "Note 3—Preliminary Purchase Consideration Transferred and Related Allocation" above.

  (e)
  Represents tax benefit on accrued expense pro forma adjustments.

  (f)
  As a result of the BGC's acquisition of GFI, all GFI unvested RSUs were converted into deferred cash awards at the price of $6.10 per RSU. Of this adjustment, $30.6 million represents this new deferred cash award liability. The remainder of the adjustment represents severance and compensation costs incurred by GFI as a result of the acquisition by BGC.

  (g)
  Represents $12.1 million legal fees recorded by BGC in the first quarter of 2015 related to the acquisition of GFI which affects retained earnings, as well as the following costs incurred by GFI as a result of the acquisition:

  •
  Prior to the acquisition, GFI had entered into an agreement with the CME Group Inc. ("CME") for CME to acquire GFI. The CME transaction was terminated, and as a result, GFI incurred breakage costs of approximately $24.7 million;

  •
  A $2.6 million fair value adjustment to reduce the GFI deferred revenue liability as of December 31, 2014;

  •
  A $8.1 million adjustment to eliminate GFI's deferred rent liability as of December 31, 2014;

  •
  A $30.6 million deferred tax liability related to the amortization of the GFI intangible assets acquired; and

  •
  $12.8 million of GFI professional fees related to the acquisition by BGC.

  (h)
  Represents the adjustment to increase GFI's long-term debt to the fair value as of December 31, 2014 and the elimination of GFI's $5.1 million deferred financing costs related to the long-term debt.

  (i)
  Represents the elimination of GFI's equity.

  (j)
  It is assumed that, as part of the completion of the Back-End Merger, BGC will purchase 37,921,323 shares of GFI common stock at a price of $6.10 per share with 24,452,439 shares of BGC common stock at a price of $9.46 per share, pursuant to the tender offer. The total value of the BGC shares of common stock to be issued is $231.3 million, of which

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION (Continued)

4. Pro Forma Adjustments (Continued)

    $244.5 thousand is an increase in BGC's Class A common stock outstanding and $231.1 million is an increase in Additional paid in capital.

  (k)
  Represents the reclassification to Retained earnings (deficit) of the realized gain on the 17.1 million shares of GFI common stock owned by BGC prior to the tender offer that was previously recorded in Other Comprehensive Income.

        The following notes related to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2014:

  (l)
  Represents the annual amortization of GFI's unvested RSUs converted into deferred cash awards at the price $6.10 per RSU.

  (m)
  Certain BGC employees hold limited partnership interests in BGC Holdings, L.P., which generally receive quarterly allocations of net income based on their weighted-average pro rata share of economic ownership of the Company's operating subsidiaries. The annual allocations of net income on such limited partnership units are reflected under "Allocations of net income and grant of exchangeability to LPUs and FPUs" in the Company's unaudited condensed consolidated statements of operations. However, as the combined company had a loss on a pro forma basis for the year ended December 31, 2014, the allocation for founding/working partner units, limited partnership units and Cantor units is reflected as a component of "Net income attributable to noncontrolling interest in subsidiaries."

  (n)
  Represents the amortization of GFI's deferred rent expense that is eliminated for the combined pro forma due to the probable acquisition.

  (o)
  Represents the amortization of GFI's deferred financing costs recorded in Interest expense that are eliminated for the combined pro forma due to the probable acquisition.

  (p)
  Represents the additional annual amortization of the GFI intangible assets acquired as a result of the probable acquisition.

  (q)
  Represents the necessary tax adjustment based on the pro forma combined BGC and GFI statement of operations for the year ended December 31, 2014.

  (r)
  Represents the elimination of GFI's shares of common stock and the additional 24,452,439 shares of BGC Class A common stock that will be issued as part of the Back-End Merger pursuant to the tender offer.

  (s)
  Represents the elimination of GFI's shares of common stock, the adjustment necessary for BGC's fully diluted weighted-average shares of common stock outstanding based on the pro forma combined BGC and GFI statement of operations for the year ended December 31, 2014, and the additional 24,452,439 shares of BGC Class A common stock that will be issued as part of the Back-End Merger pursuant to the tender offer.

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  Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION As of December 31, 2014 (in thousands) (unaudited)
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS For the Year Ended December 31, 2014 (in thousands, except per share amounts) (unaudited)
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION